Exhibit 13.1
CERTIFICATION BY CHIEF EXECUTIVE OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES‑OXLEY ACT OF 2002
In connection with the Annual Report of Triton International Limited (the “Company”) on Form 20-F for the period ended December 31, 2024 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Brian M. Sondey, Director and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes‑Oxley Act of 2002, that:

(1)    The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)    The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 28, 2025	/s/ BRIAN M. SONDEY Brian M. Sondey Chief Executive Officer